Digital Media Solutions, Inc. Announces Record-Breaking Quarter For Q2 2021 Revenue, Gross Profit Margin And Adjusted EBITDA
1.Record revenue of $105.1 million and adjusted revenue1 of $109.3 million, up $29.9 million and $32.5 million year over year, respectively.
2.Net income of $4.9 million, compared to net income of $2.1 million in the second quarter of 2020.
3.Increased Variable Marketing Margin to $40.1 million, or 38.2%, compared to 32.0% in the first quarter of 2021 and 34.1% in the second quarter of 2020.
4.Adjusted EBITDA of $16.0 million, down 3.0% year over year, a reflection of the essential public company infrastructure investments made throughout the past twelve months.
5.Announced third quarter 2021 revenue guidance of $108 - $110 million and adjusted revenue guidance of $113 - $115 million.
6.Announced FY 2021 revenue guidance of $438 - $447 million and reiterated adjusted revenue guidance of $455 - $465 million and adjusted EBITDA of $72 - $75 million.

Clearwater, FL -- August 9, 2021 -- Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced strong quarterly results inclusive of expanded margins; substantial growth within insurance, its largest vertical; and strategic investments that boosted both revenue and efficiency in Q2 with continued and long-term benefits expected.

“Our strong second-quarter performance is thanks to a confluence of circumstances that we strategically and deliberately constructed for ourselves,” noted Joe Marinucci, Chief Executive Officer at DMS. “We continue to see a competitive advantage as a result of leveraging our first-party data asset, proprietary technology and expansive media reach, which, even in an environment of rising cost per impression, allows us to operate with greater efficiency, thus resulting in higher-quality targeted engagements, benefiting consumers and advertisers alike. Additionally, we played from strength to strength, leveraging the growing consumer and advertiser demand for auto insurance, to more than double quote request volume. And, we made strategic investments, in terms of acquisitions, technology enhancements and new hires, that boosted every part of our business. Lastly, the advancements we made during the second quarter should serve us well during the upcoming open enrollment period (“OEP”) and holiday shopping seasons.”

Second Quarter Revenues and Expenses:
1.In the second quarter of 2021, we generated quarterly revenue of $105.1 million, and adjusted revenue of $109.3 million, up $29.9 million and $32.5 million year over year, respectively, from the second quarter of 2020.
2.We continued to see strong revenue growth across our segments. Higher revenues in Q2 2021 compared to Q2 2020 were driven by continued strong growth in insurance, both in the Brand-Direct and Marketplace segments, as our advertiser clients have continued the transition of ad spend to digital channels, as they follow consumer usage patterns.

Revenue by Segment:
1.Brand-Direct Solutions revenue in the second quarter was $59.9 million, up $14.5 million year over year.
1 See below under "Non-GAAP Financial Measures" for definitions and reconciliations between GAAP information and non-GAAP information, including adjusted revenue and adjusted EBITDA.

2.Marketplace Solutions revenue of $57.8 million increased $22.5 million year over year, primarily due to growth in insurance sector revenue.
3.Other Solutions revenue was $1.9 million in the second quarter, up $0.7 million year over year.

Gross Profit/Margin and Variable Marketing Margin:
1.For the second quarter, reported gross profit was $33.7 million, or a 32.1% margin, compared to 28.5% margin in Q1 2021 and 30.3% in the Q2 quarter of 2020.
2.Brand-Direct Solutions gross margin in the second quarter was 26.0%, up significantly from 23.8% in Q1 2021 and up from 24.2% the same quarter last year. The uptick in margin is driven by strong execution and strategic investments, like DMS Voice, which allowed us to create efficiencies.
3.Marketplace Solutions gross margin in the second quarter was 28.9%, up from 25.7% in Q1 2021 and down from 30.3% in the Q2 quarter of 2020.
4.Variable Marketing Margin in the second quarter was $40.1 million, or 38.2%, compared to 32.0% in the first quarter of 2021 and 34.1% in the second quarter of 2020.

Operating Expenses:
1.We remain focused on improving the leverage in our business while investing in the infrastructure needed for a successful public company with strong financial, legal and compliance controls.
2.Our total operating expenses amounted to $25.8 million in the second quarter, an increase of $5.6 million from Q1 2021 and up $9.5 million year over year, adjusted predominantly for one-time expenses related to acquisition costs of $0.4 million, stock compensation of $1.3 million, lease restructuring reserves of $0.4 million, and additional expenses of $1.8 million pertaining mostly to pre-acquisition legal fees, settlements and consulting.
3.We ended the second quarter of 2021 with a total headcount of approximately 600 FTEs, which includes the new employees in connection with the acquisition of Crisp Results assets.
Second Quarter 2021 Profitability, Balance Sheet and Liquidity:
Profitability:
1.Net income of $4.9 million, compared to net income of $2.1 million in the second quarter of 2020.
2.Second quarter 2021 basic/diluted earnings per share of $0.07 for Class A common stock is based on 35.4 million weighted average shares outstanding for basic and 36.5 million for diluted. Adjusted EPS was $0.06 per share.2 Adjusted EBITDA in the second quarter was $16.0 million, or an adjusted EBITDA Margin of approximately 15.2%3. Adjusted EBITDA decreased 3% year over year, a reflection of the public company infrastructure investments made throughout the past twelve months. As a reminder, second quarter 2020 was the last full quarter that did not have public company expenses.
Balance Sheet and Liquidity:
1.During the quarter, we announced the refinancing of our credit facility, a significant step in our financial transformation, providing us with increased flexibility to support our key growth initiatives.
2.The $275 million new facility, currently rated B2/B, includes a $50 million revolver.
2 Adjusted EPS assumes the conversion of all non-controlling interests to Class A common shares. For additional information, refer to the disclosure below under "Non-GAAP Financial Measures- Adjusted Net Income and Adjusted EPS."
3 Adjusted EBITDA Margin is defined as adjusted EBITDA divided by Net Revenue.

3.We ended the quarter with $18.8 million in cash, versus $23.9 million at the end of Q1 2021, reflecting the acquisition of Crisp Results assets plus normal shifts in working capital.
4.Our total debt at quarter end was $225.0 million, and, net of discount and issuance costs, was $218.2 million.
5.As of June 30, 2021, we had an available balance on our revolving credit facility of $50 million.
M&A Update:
1.At the beginning of April, we closed our previously announced acquisition of assets from Crisp Results. The timing of the close of this transaction gives us the opportunity to integrate Crisp Results ahead of the seasonally significant fourth quarter Open Enrollment Period, leveraging our first-party data asset, our proprietary technology and our expansive media reach to enhance the strong business Crisp Results had already established.
2.Our M&A pipeline remains strong, with numerous potential opportunities. However, we are continuing to be disciplined as we evaluate such opportunities.
Third Quarter and Full-Year 2021 Guidance:
DMS currently anticipates Revenue, Adjusted Revenue, Gross Margin, Variable Marketing Margin and Adjusted EBITDA ranges as follows:
Third quarter 2021:
1.GAAP Revenue of $108 - $110 million and Adjusted Revenue of $113 - $115 million.
2.Gross Margin of 28 - 31% and Variable Marketing Margin of 32 - 36%.
3.Adjusted EBITDA in the range of $17.2 - $18.1 million.
Full year 2021:
1.GAAP Revenue guidance of $438 - $447 million and Adjusted Revenue of $455 - $465 million, unchanged from our previous guidance.
2.New GAAP Revenue guidance of $438 - $447 million and reiterated Adjusted Revenue guidance of $455 - $465 million.
3.Adjusted EBITDA in the range of $72 - $75 million, unchanged from our previous guidance.
Management continues to expect business to be solid for the rest of 2021.
Growth for our health insurance business is expected to be driven, in part, by a strong Medicare Annual Enrollment Period (AEP) and a robust Medicare Open Enrollment Period (OEP), given the number of consumers aging into Medicare.
For our auto insurance business, the growth of our agent network is expected to boost demand and drive revenue per quote request.
Our diversified and scaling supply set (publisher partners) and demand from consumers and advertiser clients will allow us to continue pursuing opportunities in multiple verticals and capitalize on changing and seasonal opportunities.
Adjusted revenue, adjusted EBITDA and Variable Marketing Margin are non-GAAP financial measures. Management believes that adjusted revenue, adjusted EBITDA and Variable Marketing Margin provide useful information to investors and help explain and isolate the core operating performance of the business — refer to the “Non-GAAP Financial Measures” section below. For guidance purposes, the company is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.
Conference Call and Webcast Information:
The U.S. toll free dial-in for the conference call is 1-833-772-0374, and the international dial-in number is 1-236-738-2220. The Conference ID is 1593396. A live webcast of the conference call will be available on the investor relations page of the company's website at https://investors.digitalmediasolutions.com.
A replay will be available after the conclusion of the call on August 9, 2021 through August 16, 2021. The U.S. toll-free replay dial-in number is 1-800-585-8367, and the international replay dial-in number is 1-416-621-4642. The replay passcode is 1593396.
About Digital Media Solutions, Inc.
Digital Media Solutions, Inc. (NYSE: DMS) is an innovative global solutions provider of digital performance advertising and a connection point between digital advertising clients and their prospective customers. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.
Safe Harbor Statement
This press release includes “forward-looking statements'' within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the COVID-19 pandemic or other public health crises; (2) changes in client demand for our services and our ability to adapt to such changes; (3) the entry of new competitors in the market; (4) the ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (5) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (6) the performance of DMS’s technology infrastructure; (7) the ability to protect DMS’s intellectual property rights; (8) the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires, including the Crisp Results assets and Aimtell; (9) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (10) changes in applicable laws or regulations and the ability to maintain compliance; (11) our substantial levels of indebtedness; (12) volatility in the trading price on NYSE of our common stock and warrants; (13) fluctuations in value of our private placement warrants; and (14) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors'' in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(U.S. dollars, in thousands, except per share data)

	June 30, 2021	December 31, 2020 As Restated
ASSETS
Current assets:
Cash and cash equivalents	$18,829	$31,397
Accounts receivable, net of allowances of $3,985 and $3,121, respectively	51,868	42,085
Prepaid and other current assets	3,171	2,943
Income tax receivable	2,141	474
Total current assets	76,009	76,899
Property and equipment, net	18,484	15,016
Goodwill	67,127	44,904
Intangible assets, net	86,434	46,447
Deferred tax assets	19,687	18,948
Other assets	797	206
Total assets	$268,538	$202,420
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$39,741	$37,191
Accrued expenses and other current liabilities	7,569	9,886
Current portion of long-term debt	2,250	7,967
Income tax payable	26	1,413
Short-term Tax Receivable Agreement liability	1,180	510
Contingent consideration payable - current	6,213	—
Total current liabilities	56,979	56,967

Long-term debt	215,995	193,591
Long-term Tax Receivable Agreement liability	16,179	15,760
Deferred tax liability	6,455	7,024
Private Placement Warrant liabilities	14,640	22,080
Contingent consideration payable - noncurrent	4,035	—
Deferred acquisition consideration payable	4,642	—
Other non-current liabilities	2,520	2,683
Total liabilities	321,445	298,105
Stockholders' deficit:
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding at June 30, 2021	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized; 35,818 issued and outstanding at June 30, 2021	3	3
Class B common stock, $0.0001 par value, 60,000 shares authorized; 25,999 issued and 25,699 outstanding at June 30, 2021	3	3
Class C common stock, $0.0001 par value, 40,000 authorized; none issued and outstanding at June 30, 2021	—	—
Additional paid-in capital	$(27,642)	$(48,027)
Retained earnings	(737)	(3,146)

Total stockholders' deficit	(28,373)	(51,167)
Non-controlling interest	$(24,534)	$(44,518)
Total deficit	(52,907)	(95,685)
Total liabilities and deficit	$268,538	$202,420
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(U.S. dollars, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net revenue	$105,079	$75,196	$201,882	$147,924
Cost of revenue	71,359	52,402	140,541	102,561
Salaries and related costs	11,708	7,901	21,977	16,231
General and administrative expenses	10,552	4,652	17,514	9,950
Acquisition costs	466	47	1,960	74
Depreciation and amortization	7,044	4,356	12,463	8,671
Income from operations	$3,950	$5,838	$7,427	$10,437
Interest expense	3,622	3,491	6,879	7,281
Change in fair value of warrant liabilities	(7,750)	—	(7,435)	—
Debt extinguishment	2,108	$—	2,108	$—
Net income before income taxes	$5,970	$2,347	$5,875	$3,156
Income tax expense	1,031	213	1,148	265
Net income	$4,939	$2,134	$4,727	$2,891
Net income attributable to non-controlling interest	2,411	—	2,373	—
Net income attributable to Digital Media Solutions, Inc.	$2,528	$2,134	$2,354	$2,891

Weighted-average shares outstanding - basic	35,377	N/A1	34,315	N/A1
Weighted-average shares outstanding - diluted	36,522	N/A1	34,325	N/A1
Earnings per share attributable to Digital Media Solutions, Inc.:
Basic earnings per common shares	$0.07	N/A1	$0.07	N/A1
Diluted earnings per common shares	$0.07	N/A1	$(0.06)	N/A1
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

1Prior to the Business Combination, the membership structure of Digital Media Solutions Holdings, LLC included units which had profit interests. The Company analyzed the calculation of earnings per unit for periods prior to the Business Combination and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the Business Combination on July 15, 2020.

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(U.S. dollars, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$4,727	$2,891
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	12,463	8,671
Lease restructuring charges	174	—
Loss on debt extinguishment	2,108	—
Provision for bad debt	909	—
Stock-based compensation, net of amounts capitalized	2,530	—
Payment of contingent consideration	—	(1,000)
Amortization of debt issuance costs	528	471
Deferred income tax provision, net	364	(984)
Change in fair value of contingent consideration	560	—
Change in fair value of warrant liability	(7,435)	—
Change in income tax receivable and payable	(2,328)	—
Change in accounts receivable, net	(4,330)	(2,200)
Change in prepaid expenses and other current assets	222	(4,109)
Change in accounts payable and accrued expenses	(6,768)	(76)
Change in other liabilities	(190)	29
Net cash provided by operating activities	$3,534	$3,693
Cash flows from investing activities
Additions to property and equipment	$(4,212)	$(5,031)
Acquisition of businesses, net of cash acquired	(24,830)	—
Net cash used in investing activities	$(29,042)	$(5,031)
Cash flows from financing activities
Payments of long-term debt and notes payable	$(199,851)	$(2,386)
Proceeds from borrowings on revolving credit facilities	11,000	10,000
Payments of borrowings on revolving credit facilities	(15,000)	(1,000)
Proceeds from issuance of long-term debt	220,840	—
Proceeds from warrants exercised	11	—
Payment of debt issuance costs	(3,565)	(163)
Payment of equity issuance costs	(322)	—
Payment of early termination	(188)	—
Other	15	(170)
Net cash provided by financing activities	$12,940	$6,281
Net change in cash	$(12,568)	$4,943
Cash, beginning of period	31,397	3,008
Cash, end of period	$18,829	$7,951

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period For:
Interest	$6,308	$6,904
Income taxes, net	$3,837	$—
Non-Cash Investing and Financing Transactions:
Contingent and deferred acquisition consideration	$14,890	$—
Issuance of equity for Aimtell/PushPros/Aramis and Crisp Results	$35,000	$—
Capital expenditures included in accounts payable	$1,144	$248

NON-GAAP FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted revenue, Variable Marketing Margin, adjusted EBITDA, unlevered free cash flow, adjusted net income and adjusted EPS. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below. As explained further below, we use these financial measures internally to review the performance of our business units without regard to certain accounting treatments and non-recurring items. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP measures only as a supplement.
Adjusted Revenue
Adjusted revenue is a non-GAAP financial measure presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Management believes this measure provides useful information because, while the majority of our business consists of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In light of these considerations, management believes that adjusted revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business. Management further uses adjusted revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Moreover, management expects that over time we will transition all of our services to a principal relationship and as our contracts are either amended or new agreements are executed, this measure will help provide a basis for comparison of our business operations between different periods over time as we transition these services and related accounting for these contracts.
Adjusted revenue is defined as revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis.
The following table provides a reconciliation of adjusted revenue to net revenue, the most directly comparable GAAP measure (U.S. dollars, in thousands):

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Reported (GAAP)	Adjustments[1]	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments[1]	Adjusted (Non-GAAP)
Net revenue	$105,079	$4,176	$109,255	$201,882	$6,911	$208,793
Cost of revenue	71,359	4,176	75,535	140,541	6,911	147,452
Gross profit	$33,720	$—	$33,720	$61,341	$—	$61,341
Gross profit margin	32.1%	—%	30.9%	30.4%	—%	29.4%

1Includes the gross up for certain Managed Services contracts that are presented net of costs under GAAP for the three and six months ended June 30, 2021.

Variable Marketing Margin

Variable Marketing Margin is a measure of the efficiency of the Company’s revenue generation efforts, measuring revenue after subtracting the variable marketing and direct media costs that are directly associated with revenue generation. Variable Marketing Margin and Variable Marketing Margin % of revenue are key reporting metrics by which the Company measures the efficacy of its marketing and media acquisition efforts.

Variable Marketing Margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for direct marketing and media acquisition costs, and includes only the portion of cost of revenue attributable to costs paid for this direct marketing activity and advertising acquired for resale to the Company’s customers, and excludes overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and to our customers’ websites, and these variable advertising costs are included in cost of revenue on the company's condensed consolidated statements of operations.

Below is a reconciliation of net income (loss) from continuing operations to Variable Marketing Margin and net income (loss) from continuing operation % of revenue to Variable Marketing Margin % of revenue.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(U.S. dollars, in thousands, except percentages)
Net income from continuing operations	$ 4,939	$ (212) (212)	$ 2,134
Net income (loss) from continuing operations % of revenue	5%	3%	3%

Adjustments to reconcile to variable marketing margin:
Cost of revenue adjustment [1]	6,392	3,312	2,874
Salaries and related costs	11,708	10,269	7,901
General and administrative expense	10,374	6,962	4,652
Acquisition costs	466	1,494	47
Depreciation and amortization	7,044	5,419	4,356
Change in fair value of contingent consideration	178	—	—
Change in fair value of warrant liabilities	(7,750)	315	—
Debt extinguishment	2,108	—	—
Interest expense, net	3,622	3,257	3,491
Income tax expense	1,031	117	213
Variable marketing margin	$ 40,112	$ 30,933	$ 25,668
Variable marketing margin % of revenue	38.2%	32.0%	34.1%

1Represents amounts reported as cost of revenue that are not direct media costs associated with lead sales, which were added back for the purpose of the Variable Marketing Margin (“VMM”).

Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion
We use the non-GAAP measures of adjusted EBITDA and unlevered free cash flow to assess operating performance. Management believes that these measures provide useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance. Financial measures that are non-GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, DMS relies primarily on its GAAP results and uses adjusted EBITDA and unlevered free cash flow only as a supplement.
Adjusted EBITDA is defined as net income (loss), excluding (1) interest expense, (2) income tax expense, (3) depreciation and amortization, (4) change in fair value of warrant liabilities, (5) debt extinguishment, (6) stock-based compensation, (7) restructuring, (8) acquisition costs, (9) other expenses, (10) cost savings expected as a result of a company reorganization, (11) cost synergies expected as a result of full integration of our acquisitions, and (12) pre-acquisition cost savings resulting from current years’ acquisition and comparable to same period last year.
In addition, we adjust to take into account estimated cost synergies related to our acquisitions. These adjustments are estimated based on cost-savings that are expected to be realized within our acquisitions over time as these acquisitions are fully integrated into DMS. These cost-savings result from the removal of cost and or service redundancies that already exist within DMS, technology synergies as systems are consolidated and centralized, headcount reductions based on redundancies, right-sized cost structure of media and service costs utilizing the most beneficial contracts within DMS and the acquired companies with external media and service providers. We believe that these non-synergized costs tend to overstate our expenses during the periods in which such synergies are still being realized.
Furthermore, in order to review the performance of the combined business over periods that extend prior to our ownership of the acquired businesses, we include the pre-acquisition performance of the businesses acquired. Management believes that doing so helps to understand the combined operating performance and potential of the business as a whole and makes it easier to compare performance of the combined business over different periods.
Unlevered free cash flow is defined as adjusted EBITDA, less capital expenditures, and unlevered free cash flow conversion is defined as unlevered free cash flow divided by adjusted EBITDA.
The following table provides a reconciliation of adjusted EBITDA, combined adjusted EBITDA and unlevered free cash flow from net income, the most directly comparable GAAP measure (U.S. dollars, in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(U.S. dollars, in thousands)
Net income	$4,939	$2,134	$4,727	$2,891
Adjustments
Interest expense	3,622	3,491	6,879	7,281
Income tax expense	1,031	213	1,148	265
Depreciation and amortization	7,044	4,356	12,463	8,671
Change in fair value of warrant liabilities	(7,750)	—	(7,435)	—
Debt extinguishment	2,108	—	2,108	—
Stock-based compensation	1,273	—	2,530	—
Restructuring	432	—	81	—
Acquisition costs[1]	466	47	1,960	74
Other expenses[2]	1,828	603	3,410	1,083
Subtotal before additional adjustments	$14,993	$10,844	$27,871	$20,265
Additional adjustments
Pro Forma Cost Savings – Reorganization[3]	$—	295	$31	$970
Pro Forma Cost Savings – Acquisitions[4]	1,030	1,770	1,800	3,922
Acquisitions EBITDA[5]	—	3,604	2,711	5,604
Adjusted EBITDA	$16,023	$16,513	$32,413	$30,761
Capex	$1,821	2,055	$4,212	$5,031
Unlevered cash flow	$14,202	$14,458	$28,201	$25,730
Unlevered cash flow conversion	89%	88%	87%	84%
______________
1Includes pre-acquisition transactions related to travel, professional and legal fees for recent acquisitions.
2Other expenses include lease termination costs due to office closures, severance and commission payments due to company reorganization, legal settlements, investor management fees, director fees, professional services associated with the set-up of employee benefits structure for a publicly traded company, and costs related to philanthropic initiatives.
3This reflects remaining cost savings expected as a result of a company reorganization initiated in Q2 2020.
4This reflects remaining cost synergies expected as a result of full integration of our acquisitions.
5This represents the pre-acquisition Adjusted EBITDA results for the SmarterChaos, Aimtell/Aramis/PushPros, and Crisp acquisitions during the three and six months ended June 30, 2021, and the comparable Adjusted EBITDA amounts for those same acquisitions during the same three- and six-month periods in 2020.

A reconciliation of Unlevered Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure, is presented below (U.S. dollars, in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Unlevered Free Cash Flow	$14,202	$14,458	$28,201	$25,730
Capital expenditures	1,821	2,055	4,212	5,031
Adjusted EBITDA	$16,023	$16,513	$32,413	$30,761
Acquisitions EBITDA[1]	—	3,604	2,711	5,604
Pro Forma Cost Savings – Acquisitions[2]	1,030	1,770	1,800	3,922
Pro Forma Cost Savings – Reorganization[3]	—	295	31	970
Subtotal before additional adjustments	14,993	$10,844	$27,871	$20,265
Other expenses[4]	1,828	603	3,410	1,083
Acquisition costs[5]	466	47	1,960	74
Stock-based compensation	1,273	—	2,530	—
Restructuring	432	—	81	—
Change in fair value of warrant liabilities	(7,750)	—	(7,435)	—
Debt extinguishment	2,108	—	2,108	—
Subtotal before additional adjustments	$16,636	$10,194	$25,217	$19,108
Loss on debt extinguishment	2,108	—	2,108	—
Provision for bad debt	499	(143)	909	—
Lease restructuring charges	477	—	174	—
Stock-based compensation	1,273	—	2,530	—
Interest expense	(3,622)	(3,491)	(6,879)	(7,281)
Income tax expense	(1,031)	(213)	(1,148)	(265)
Payment of contingent consideration	—	—	—	(1,000)
Amortization of debt issuance costs	295	191	528	471
Deferred income tax provision, net	1,380	(494)	364	(984)
Change in income tax receivable and payable	(3,461)	—	(2,328)	—
Change in fair value of contingent consideration	178	—	560	—
Change in fair value of warrant liability	(7,750)	—	(7,435)	—
Change in accounts receivable, net	(3,261)	2,670	(4,330)	(2,200)
Change in prepaid expenses and other current assets	(145)	(2,921)	222	(4,109)
Change in accounts payable and accrued expenses	(1,065)	(3,250)	(6,768)	(76)
Change in income tax receivable and payable	—	—	—	—
Change in other liabilities	(166)	41	(190)	29
Net cash provided by (used in) operating activities	$2,345	$2,584	$3,534	$3,693
______________

1This represents the pre-acquisition Adjusted EBITDA results for the SmarterChaos, Aimtell/Aramis/PushPros, and Crisp acquisitions during the three and six months ended June 30, 2021, and the comparable Adjusted EBITDA amounts for those same acquisitions during the same three- and six-month periods in 2020.
2This reflects remaining cost synergies expected as a result of full integration of our acquisitions.
3This reflects remaining cost savings expected as a result of a company reorganization initiated in Q2 2020.
4Other expenses include lease termination costs due to office closures, severance and commission payments due to company reorganization, legal settlements, investor management fees, director fees, professional services associated with the set-up of employee benefits structure for a publicly traded company, and costs related to philanthropic initiatives.
5Includes pre-acquisition transactions related to travel, professional and legal fees for recent acquisitions.

Adjusted Net Income and Adjusted EPS
We use the non-GAAP measures adjusted net income and adjusted EPS to assess operating performance. Management believes that these measures provide investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial and operating performance. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. We define adjusted net income (loss) as net income (loss) attributable to Digital Media Solutions, Inc. adjusted for (x) costs associated with the Business Combination, acquisition-related costs, equity based compensation and lease restructuring charges and (y) the reallocation of net income (loss) attributable to non-controlling interests from the assumed acquisition by Digital Media Solutions, Inc. of all units of Digital Media Solutions Holdings, LLC ("DMSH LLC") (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A common stock of Digital Media Solutions, Inc. on a one-to-one basis. We define adjusted pro forma net loss per share as adjusted pro forma net loss divided by the weighted-average shares of Class A common stock outstanding, assuming the acquisition by Digital Media Solutions, Inc. of all outstanding DMSH LLC units (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A common stock on a one-to-one-basis.

The following table presents a reconciliation between GAAP earnings per share and Non-GAAP adjusted net income and adjusted EPS (U.S. dollars, in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net income attributable to Digital Media Solutions, Inc. - basic	$2,528	$2,134	$2,354	$2,891
Less: dilutive effect of change in fair value warrant liabilities attributable to Digital Media Solutions, Inc.	—	$—	4,321	$—
Net income (loss) attributable to Digital Media Solutions, Inc. - diluted	$2,528	$2,134	$(1,967)	$2,891

Denominator:
Weighted average shares - basic	35,377	N/A	34,315	N/A
Add: dilutive effects of employee equity awards	628	—	—	—
Add: dilutive effects of Private Placement warrants	—	—	10	—
Add: dilutive effects of deferred consideration	517	—	—	—
Weighted average shares - diluted	36,522	N/A	34,325	N/A
Net income per common share:
Basic	$0.07	N/A	$0.07	N/A
Diluted	$0.07	N/A	$(0.06)	N/A

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net income attributable to Digital Media Solutions, Inc.;	$2,528	$2,134	$2,354	$2,891
Add adjustments to net income:
Change in fair value of warrant liabilities	(7,750)	—	(7,435)	—
Debt Extinguishment	2,108	—	2,108	—
Acquisition costs	466	47	1,960	74
Equity based compensation, legal and severance costs	1,625	495	3,878	628
Restructuring, transition and refinance costs	1,943	107	2,497	455
Acquisition synergies	31	1,888	831	4,714
Acquisition EBITDA	999	306	1,421	1,432
	$1,950	$4,977	$7,614	$10,194
Net income tax expense (benefit) based on conversion of units	(76)	1,244	902	2,039
Adjusted net income	$2,026	$3,733	$6,712	$8,155
Denominator:
Weighted-average shares outstanding - basic and diluted
Class A common stock	35,377	N/A	34,315	N/A
Weighted-average LLC Units of Digital Media Solutions Holdings, LLC that are convertible into Class A common stock	36,522	N/A	34,325	N/A

Adjusted EPS -basic	$0.06	N/A	$0.20	N/A
Adjusted EPS -dilutive	$0.06	N/A	$0.20	N/A

Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com
Media Contact:
Melissa Ledesma
(201) 528-5272
mledesma@dmsgroup.com